U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Golfers Gear, Inc.,
                               -------------------
             (Exact name of registrant as specified in its charter)

Nevada                                    5941                       45-0462267
------                                    ----                       ----------
(State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
of incorporation or             Classification Code Number)  Identification No.)
organization)

609 Mustang Drive, Bismarck, North Dakota                                 58503
-----------------------------------------                                 -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (701) 471-2283
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Deron M. Colby
                                  MC Law Group
                          4100 Newport Place, Suite 660
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
============================== ================ ==================== ===================== ===============
         Title of each class        Amount       Proposed maximum       Proposed maximum     Amount of
            of securities            to be        offering price           aggregate        registration
          to be registered        registered         per share           offering price         fee
------------------------------ ---------------- -------------------- --------------------- ---------------
Common Stock, $.001 par value     10,000,000           $0.10               $1,000,000         $92.00
============================== ================ ==================== ===================== ===============


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                               Golfers Gear, Inc.,
                              a Nevada corporation

                        10,000,000 Shares of Common Stock

         We intend to provide recreational golf services and products at competitive prices by means of our proposed website. We are offering for sale 10,000,000 shares of our common stock in a self-underwritten offering directly to the public. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.10 per share. If all of the shares offered by us are purchased, the proceeds to us will be $1,000,000. We may receive less than $1,000,000 if all of the offered shares are not purchased.

         This is our initial public offering and no public market currently exists for shares of our common stock. We have not applied for listing or quotation on any public market. We do not expect a liquid market to develop for several years, if at all.

         After the offering, our management will own 4.74% of the issued and outstanding shares of common stock if all of the offered shares are sold. Investors may not revoke their subscription.

         See "Risk Factors" on Pages 5 to 9 for factors to be considered before investing in the shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                The date of this prospectus is January 24, 2002.
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................4
Forward Looking Statements ...................................................7
Use of Proceeds...............................................................7
Determination of Offering Price...............................................8
Dilution......................................................................8
Selling Security Holders......................................................8
Plan of Distribution..........................................................8
Legal Proceedings.............................................................9
Directors, Executive Officers, Promoters and Control Persons..................9
Security Ownership of Certain Beneficial Owners and Management...............10
Description of Securities....................................................11
Interest of Named Experts and Counsel........................................11
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................11
Organization within Last Five Years..........................................12
Description of Business......................................................12
Management's Discussion and Analysis of Financial Condition and
Results of Operations........................................................16
Description of Property......................................................17
Certain Relationships and Related Transactions...............................17
Market for Common Equity and Related Stockholder Matters.....................17
Executive Compensation ......................................................19
Financial Statements.........................................................19
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure.........................................................33
Legal Matters................................................................33
Experts......................................................................33
Additional Information.......................................................33
Indemnification of Directors and Officers....................................34
Other Expenses of Issuance and Distribution..................................34
Recent Sales of Unregistered Securities......................................34
Exhibits.....................................................................35
Undertakings.................................................................36
Signatures...................................................................37
Power of Attorney............................................................38

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                 Our principal business address is 609 Mustang
                              Drive, Bismarck, North Dakota, 58503; our telephone number is (701) 471-2283.

                              We intend to provide recreational golf products and services at competitive prices by means of our proposed website. We anticipate that our website will contain several features of interest to both casual and serious golfers. We plan to design our website with the following features:

                              o the ability to purchase a variety of golf related products and equipment;
                              o an interactive golf management tool, allowing golfers to track their performance on a daily basis and offering personalized coaching tips;
                              o a photo page for site users to post pictures of their favorite golf courses.

                              As we expand our operations, we intend to establish practice centers designed to introduce new golfers to the sport with the opportunity to try various golfing products and equipment. We also plan to offer complimentary golf instruction, tips on golf etiquette, and rules seminars.


Our state of organization:    We were incorporated in Nevada on October 31,
                              2001.

Number of shares being        We are offering for sale 10,000,000 shares of our
offered:                      common stock. We will sell the shares we are
                              registering only to those individuals who have received a copy of the prospectus.

Number of shares              A total of 540,000 shares of our common stock are
outstanding after the         currently issued and outstanding. After the
offering:                     offering, 10,540,000 shares of our common stock
                              will be issued and outstanding if all the offered shares are sold. The shares which are currently issued and outstanding were issued for services valued at $.001 per share. The price of the shares offered in this prospectus is $0.10 per share.
                              Therefore, investors will experience dilution of 0.5% or $0.005 per share if all of the offered shares are sold.

Estimated use of              We will receive $1,000,000 if all of the offered
proceeds:                     shares are sold. We intend to use any proceeds
                              from such sale for marketing expenses and for working capital.

Summary Financial Information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our consolidated financial statements and the notes contained elsewhere in this Form SB-2.

Income Statement            For the period from inception (October 31, 2001) to
----------------                              November 30, 2001
                                              -----------------
Revenues                                             $0
Net Income (Loss)                                  ($683)
Net Income (Loss) Per Share                        (0.00)

            Balance Sheet                                   November 30, 2001

Total Assets                                                      $2,357
Total Liabilities                                                 $2,500
Shareholders' Equity (Deficit)                                    ($143)


                                  RISK FACTORS

In addition to the other information in this prospectus, the following summary of risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his or her investment.

Risks related to our business:

We have a limited operating history upon which an evaluation of our prospects can be made which makes it difficult for us to accurately predict our operating results; therefore, an investment in us is highly speculative.

We were incorporated in October 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Therefore, any projections regarding our operating results are not based on any historical data. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues. Therefore, an investment in us is highly speculative. Potential purchasers should carefully consider an investment in us and should not do so unless they are in a position to lose their entire investment.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future. If we sustain losses over an extended period of time, our ability to continue as a going concern could be jeopardized.

As of November 30, 2001, our net losses since inception were approximately $683. For the foreseeable future, we expect to incur significant operating and capital expenditures as we develop our website. We currently carry a note payable in the amount of $2,500 which represents money loaned to us for initial working capital. We do not anticipate generating revenue until we are able to complete the initial development of our website, assuming we are able to attract a sufficient number of visitors to our website. As a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations if we are unable to complete the development of our website or if we are unable to generate sufficient revenue through sales from our website. If we are unable to complete the development of our website and if we are unable to attract sufficient traffic to our website, our ability to continue as a going concern will be jeopardized.

If we do not successfully generate sales by means of our proposed website, our business may fail.

We anticipate that our initial business activity will be sales of golfing products by means of our proposed website, which we expect will be completed by the end of the second quarter of 2002. We must generate sales in order to generate revenues. We will not be able to generate revenues unless we are able to attract customers to our website. We will attempt to attract visitors by providing golfing information, tips and other golf-related services and features. Demand and market acceptance for the products we plan to promote is uncertain and may not increase as necessary for our business to succeed. The use of the Internet to access information, particularly by individuals that have historically relied on traditional methods of accessing information, requires the acceptance of a new method of accessing and exchanging information. We cannot be sure that golfers will use our services. If either the Internet generally and, in particular, our website, fails to develop or develops more slowly than we expect, we may not generate revenues and our business may fail.

The Internet as an informational medium is relatively new and rapidly evolving, and it is uncertain whether the Internet will achieve and sustain high levels of demand and market acceptance, particularly with respect to the dissemination of information regarding golf. Our success will depend to a substantial extent on the willingness of golf enthusiasts to increase their use of online services as a method to access such information. Our success will depend upon the acceptance of our online service as a significant means to market golf-related products and services. Moreover, our growth will depend on the extent to which an increasing number of consumers own or have access to personal computers or other systems that can access the Internet. If e-commerce or Internet advertising in the recreational golf industry does not achieve high levels of demand and market acceptance, our business may fail.

We will depend on independent suppliers for our proposed golf-related accessories and equipment. A prolonged interruption in such services will cause interruption in our business, resulting in our inability to earn revenues.

We will not manufacture the golf-related equipment and accessories we anticipate selling, but plan to obtain them from third parties. Because sales of the golf accessories and equipment will be our only potential source of revenue, we will rely on independent manufacturers as sources for these products. In the event that our supplies of these products are interrupted, we would be required to find other suppliers, or we would be unable to continue operations. Our failure to develop relationships with manufacturers will significantly affect our ability to generate revenues because we will not have access to the products we anticipate selling on our website.

We do not have any written agreements with any suppliers of golf equipment or related products, and as such, we do not yet have any commitments from suppliers to provide products. Should we be able to form the necessary relationships with manufacturers and suppliers, the suppliers may terminate their relationships with us at any time if we do not have written commitments. In the event that the suppliers terminate their relationships with us, we will not be able to offer products until we establish relationships with other product suppliers. We cannot guaranty that we will be able to obtain products from alternative suppliers. Failure to obtain alternative sources will significantly hinder our ability to generate revenues.

A downturn in the economy may affect the willingness of consumers to buy or upgrade discretionary recreational products such as golf equipment, which could reduce our sales and hurt our ability to earn revenue.

In general, our proposed products are typically products purchased by consumers with funds for discretionary spending. Discretionary spending is spending that occurs for non-essential items. Discretionary spending is affected by many factors, including, among others, general business conditions, interest rates, the availability of consumer credit, taxation and consumer confidence in future economic conditions. Purchases of discretionary items, including our proposed products, could decline during periods when disposable income is lower or during periods of actual or perceived unfavorable economic conditions. If discretionary spending is lower, our revenues and profitably will also likely decline. In addition, if our future customers believe that the economy is on a downturn, they may reduce or cut discretionary spending due to the desire to save which typically accompanies a downturn in the economy.

Our inability to identify and anticipate changes in consumer demands and preferences, and our inability to respond to those consumer demands in a timely manner could reduce our sales, and thus our ability to operate profitably.

The golf equipment and related products we plan to sell appeal to a specific range of consumers whose preferences cannot be predicted with certainty and are subject to rapid change. Golf-related products are constantly changing in response to trends and technological advances. Our success depends on our ability to identify product trends as well as to anticipate and respond to changing merchandise trends and consumer demand in a timely manner. We cannot give assurances that we will be able to offer products that will appeal to our customers or that we will satisfy changing consumer demands in the future. Accordingly, if we are unable to identify and respond to emerging trends, we may miscalculate either the market for the merchandise or our customers' purchasing habits. Also, if consumer demand dramatically shifts away from certain types of golf products, our business and profitability could be harmed. In addition, we may be faced with significant excess inventory of some products and missed opportunities for other products, which would also decrease our profitability.

We will depend on a single distribution center, without which our ability to generate revenues will be harmed if we are not able to arrange for an alternative distribution center.

We anticipate operating a single centralized distribution center in the Bismarck-Mandan area of North Dakota. We anticipate receiving and shipping substantially all of our proposed merchandise from our distribution center. Any natural disaster or other serious disruption to this facility due to severe weather, fire, tornado or any other cause could impair our ability to adequately respond to customer orders. If we are unable to adequately respond to customer orders, consumer confidence in our proposed products and services could suffer, ultimately hurting our ability to earn revenues. In addition, we could incur significantly higher costs and longer lead times associated with distributing our proposed products during the time it takes for us to reopen or replace our proposed distribution center. We have not yet identified a specific location or building for our proposed distribution center.

We may be unable to establish our "practice center" stores in key locations, which will hinder our ability to expand our operations.

In order to expand our operations, we intend to establish "practice center" stores in key locations, where new golfers can be introduced to the game. We anticipate establishing our initial store in the Bismarck-Mandan, North Dakota area, and we project opening additional stores as our business develops, if our working capital permits such expansion. We have not yet identified a specific location for our initial practice center store. Our failure to establish such locations will hinder our ability to expand the size of our operations. In addition, a lack of additional stores may limit our ability to expand our operations. If we are not able to expand our business, our ability to increase revenue production will be harmed.

Because golfing is a seasonal activity, our profitability may vary depending on the weather and the particular season.

Sales of golf equipment by means of our proposed website may be highly seasonal and in many instances will depend on weather conditions, which may in turn cause our financial results to vary from quarter to quarter. Golf, along with other outdoor recreational activities, is affected by weather changes, periods of drought or severe temperatures, rain and snow. Revenue projections will be difficult given the unpredictability of weather. We anticipate that our revenues will be higher during the spring, summer and fall months and decrease during the winter months as inclement weather keeps golfers away from the golf course.

We depend on the efforts and abilities of our senior management and the loss of such management could interrupt our operations. If we lose the services of our senior management, we may need to expend significant time and funds to secure replacement personnel which could harm our ability to earn revenues

The interruption of the services of key management could interrupt our operations or expansion of our operations if we cannot promptly obtain suitable replacements. Specifically, our officers and directors, Ms. Setterlund, Ms. Bahmiller, and Mr. Helbling have developed key contacts in the industry to achieve purchase discounts on our proposed merchandise. Mr. Helbling has experience in developing and managing golf courses. Ms. Setterlund has retail management experience, having served as manager for a large retail outlet. Ms. Bahmiller also has retail and customer service experience, including working at a golf facility in customer service. Ms. Bahmiller also provided office support at the golf facility. The loss of any of these key individuals would severely harm our ability to operate successfully and generate revenues. We do not anticipate that we will enter into employment agreements with any of our key executives. We believe that we currently have excellent relations with our key management. However, we cannot guaranty that each executive will remain with us in the future. Our officers and directors own shares of our common stock. Therefore, we believe our management has an incentive to remain with us. Our success also depends, in part, upon our ability to attract and retain other talented personnel.

Our officers and directors are engaged in other activities that could conflict with our interests; therefore, our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

The persons serving as our officers and directors have existing responsibilities and may have future responsibilities to provide management and services to other entities. Specifically, Ms. Bahmiller, our president, has been employed at the River City Sports, a retail recreational sports vehicle superstore, for the past five years. Ms. Setterlund is employed as a cosmetologist with the Hair and Nail Salon in Bismarck, North Dakota. Mr. Helbling, one of our directors, has developed and managed the Preserve Golf Club and the Long Bow Golf Club in

Minnesota. As a result of their other business activities, conflicts of interest between us and those other activities may occur from time to time, in that our officers and directors will have conflicts of interest in allocating time, services, and functions between the other business ventures in which they are or become involved and our affairs. Ms. Bahmiller and Ms. Setterlund currently work for us on a part-time basis. Ms. Bahmiller and Ms. Setterlund have informed us that they anticipate that they will devote significantly more time to us if we begin generating significant revenues.

If we are unable to raise sufficient funds in this offering, we may not be able to implement our business strategy which will harm our ability to earn revenues.

We are a development stage company. We depend on the proceeds of this offering in order to continue to implement our business plan. If we are not able to raise sufficient funds, we may not be able to complete the development of our proposed website, which in turn will harm our ability to generate adequate cash flow. Our inability to raise sufficient funds in this offering may significantly hinder our growth. If we fail to raise sufficient funds in this offering, investors may lose their entire investment.

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our projected capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not have a market value commensurate with the offering price.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should a significant market for our shares develop, the market price for those shares may be significantly affected by such factors as our financial results and changes in the economy that affect recreational activities. Factors such as seasonal or weather conditions, quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares.

Our Articles of Incorporation limit the liability of our officers and directors, which could reduce our shareholders' ability to sue our officers and directors for breach of fiduciary duty.

Article Twelfth of our Articles of Incorporation includes a provision eliminating or limiting the personal liability that our officers and directors have to us or to our shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Nevada Revised Statutes provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

We may not realize sufficient proceeds from this offering because we are offering shares in a direct offering to the public, rather then using the experience of a dealer-broker.

We are offering shares in a direct offering to the public. No individual, firm, or corporation has agreed to purchase any of the offered shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a dealer-broker, even though a dealer-broker may have more experience, resources or contacts to more effectively sell the shares. A delay in the sale of the shares in this offering can be expected to cause a similar delay in the implementation of our business plan.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Investment in our common stock is highly speculative and purchasers may lose their entire investment if our business fails.

Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase the offered shares because such a purchase is highly speculative and involves significant risks. A purchase of the offered shares would be unsuitable for a person who cannot afford to lose his or her entire purchase price for the offered shares. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will receive up to $1,000,000 if all of the shares of common stock we are offering at $0.10 per share are purchased. Assuming all of the shares are purchased, we intend to use approximately 30% of the proceeds for website development expenses and approximately 50% of the proceeds for marketing expenses. We intend to use the remaining 20% of the proceeds for working capital, which includes general administrative, legal and accounting expenses. If all of the shares are not sold, then we intend to use the proceeds that we receive for working capital and for payments on the note payable. We cannot guaranty that we will sell any or all of the shares being offered by us.

============================= ====================== ================== ================== ====================================
Offered Shares Sold             Offering Proceeds       Approximate         Total Net        Principal Uses of Net Proceeds
                                                     Offering Expenses  Offering Proceeds
----------------------------- ---------------------- ------------------ ------------------ ------------------------------------
                                                                                              Website Development and Working
     2,500,000 shares (25%)         $250,000              $9,889            $240,111                   Capital
----------------------------- ---------------------- ------------------ ------------------ ------------------------------------
                                                                                             Website Development, Marketing
     5,000,000 shares (50%)         $500,000              $9,889            $490,111           Expenses and Working Capital
----------------------------- ---------------------- ------------------ ------------------ ------------------------------------
                                                                                             Website Development, Marketing
     7,500,000 shares (75%)         $750,000              $9,889            $740,111          Expenses and Working Capital
----------------------------- ---------------------- ------------------ ------------------ ------------------------------------
                                                                                             Website Development, Marketing
    10,000,000 shares (100%)       $1,000,000             $9,889            $990,111          Expenses and Working Capital
============================= ====================== ================== ================== ====================================

If less than 25% of the shares are sold, then we intend to use the net proceeds that we receive solely for working capital. Working capital will be used to pay general administrative expenses, legal expenses and accounting expenses for the next twelve months. Those expenses may increase if we are able to grow our operations and expand our marketing activities.

Assuming at least 50% of the shares are purchased, we intend to use approximately 25% of the net proceeds for marketing expenses, 50% of the net proceeds for website development and 25% of the proceeds for working capital. Marketing expenses includes costs associated with in person marketing presentations to potential customers, including travel and entertainment expenses. Marketing expenses also include development, preparation and printing of marketing materials, such as brochures and catalogs. Website development includes designing and formatting our proposed website.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president, including office rent or compensation for services provided prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 10,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

We intend to sell 10,000,000 shares of our common stock being registered by this registration statement. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of common stock will be sold.

========================= ==================================== =================================== ==================
                                       Shares Issued                    Total Consideration              Price
                                      --------------                    -------------------            Per Share
                                 Number             Percent          Amount             Percent        ---------
------------------------- ---------------------- ------------- ------------------- --------------- ------------------
Founding Shareholders        540,000 Shares            5.12%          $540               0.05%          $0.001
------------------------- ---------------------- ------------- ------------------- --------------- ------------------
Purchasers of Shares        10,000,000 Shares         94.88%       $1,000,000           99.95%           $0.10
------------------------- ---------------------- ------------- ------------------- --------------- ------------------
Total                       10,540,000 Shares          100%        $1,000,540            100%
========================= ====================== ============= =================== =============== ==================

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that all of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of November 30, 2001.

------------------------------------------------------------- -----------------
Offering Price                                                $0.10 per share
------------------------------------------------------------- -----------------
Net tangible book value at November 30, 2001                  $0.00 per share
------------------------------------------------------------- -----------------
Net tangible book value after giving effect to the offering   $0.095 per share
------------------------------------------------------------- -----------------
Per Share Dilution to New Investors                           $0.005 per share
------------------------------------------------------------- -----------------
Percent Dilution to New Investors                                    0.5%
------------------------------------------------------------- -----------------

Selling Security Holders
------------------------

There are no selling security holders in this offering.

Plan of Distribution
--------------------

We are offering for sale 10,000,000 shares of our common stock in a direct offering to the public. We have not conducted any discussions or negotiations for the sale of all or any portion of those 10,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 10,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering.

To comply with the qualification provisions in North Dakota, the proceeds from the sale of the shares in North Dakota will be deposited in an interest bearing escrow account with an impoundment agent. The impoundment agent will be a financial institution located in the State of North Dakota. The North Dakota Securities Commission will execute the impoundment agreement if and when our offer of securities is registered within that state. As such, we will not have access to the use of funds so raised, if and until the requirements of the North Dakota Securities Commission are met.

We anticipate that Ms. Bahmiller, our president, treasurer and one of our directors, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Ms. Bahmiller is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, she is deemed not to be a broker for the following reasons:

     o Ms. Bahmiller is not subject to a statutory disqualification as that term is defined in Section 3(a) (39) of the Exchange Act at the time of her participation in the sale of our securities.
     o Ms. Bahmiller will not be compensated for her participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
     o Ms. Bahmiller is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Ms. Bahmiller will restrict her participation to the following activities:

     o Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
     o Responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
     o Performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states: North Dakota.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Our directors and principal executive officers are as specified on the following table:

======================= ========== ============================================
Name                       Age     Position
----------------------- ---------- --------------------------------------------
Tracy Bahmiller             28     president, treasurer, and a director
----------------------- ---------- --------------------------------------------
Valerie Setterlund          46     vice president, secretary and a director
----------------------- ---------- --------------------------------------------
Daniel Helbling             40     director
======================= ========== ============================================

Tracy Bahmiller. Ms. Bahmiller has been our president, treasurer and one of our directors since our inception. Ms. Bahmiller is responsible for our day-to-day operations. From 1997 to the present, Ms. Bahmiller has been employed by River City Sports, Inc., a retail recreational sports vehicle superstore, in Bismarck, North Dakota. Her current duties include accounting activities such as making daily deposits, inventory reconciliation, accounts payable, accounts receivable, along with customer service duties. Prior to that, Ms. Bahmiller was employed by Ground Round Restaurant from 1995 to 1997 as a waitress and bartender. Ms. Bahmiller brings her experience in retail and customer service to our operations. Ms. Bahmiller studied Elementary Education and Commercial Art at Bismarck State College. Ms. Bahmiller is not an officer or director of any other company.

Valerie Setterlund. Ms. Setterlund has been our vice president, secretary and one of our directors since our inception. From 1973 through 1999, Ms. Setterlund was employed by Boyd's Ark, a pet store in Bismarck, North Dakota, where she served as manager from 1975 through 1999. Her duties there included employee management, ordering, marketing and inventory maintenance, reconciling all end-of-day and end-of-month transactions, making deposits, and maintaining the store's radio and television advertising presence. In addition to managing the store, Ms. Setterlund expanded the store's services to include pet grooming and veterinary services. In 2000, Ms. Setterlund attended cosmetology school and earned a certificate in Cosmetology, and is now employed as a cosmetologist with the Hair-N-Nail Salon in Bismarck, North Dakota. Ms. Setterlund has extensive hands-on knowledge of retail management and will be assisting Ms. Bahmiller in our day-to-day operations. Ms. Setterlund is not an officer or director of any reporting company.

Daniel Helbling. Mr. Helbling has been one of our directors since our inception. He has lived in the Brainerd Lakes area of Minnesota for the last ten years. During this time, he has developed and managed the Preserve Golf Club and the Long Bow Golf Club. Currently, Mr. Helbling's partner in both the Preserve Golf Club and the Long Bow Golf Club is The Grand View Lodge, a well known resort in Minnesota which has won numerous national awards. Mr. Helbling has extensive knowledge of the golfing industry. Mr. Helbling is also a director of Northwoods Development Corporation, a Nevada corporation which develops property in the Brainerd Lakes area of Minnesota. Mr. Helbling is not an officer or director of any reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 24, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class  Name and Address of  Amount and Nature of     Percent of Class   Percent of      Percent of        Percent of
                Beneficial Owner     Beneficial Owner         if no shares are   Class if all    Class if          Class if
                                                              sold               10,000,000      5,000,000         2,000,000
                                                                                 shares are      shares are sold   shares are sold
                                                                                 sold
--------------- ------------------- ----------------------- ------------------- --------------- ----------------- -----------------
Common Stock    Tracy Bahmiller      200,000 shares,               37.04%            1.90%            3.61%             7.87%
                609 Mustang Drive    president, treasurer,
                Bismarck, North      director
                Dakota 58503

Common Stock    Valerie Setterlund   200,000 shares, vice          37.04%            1.90%            3.61%             7.87%
                1402 Monte Drive     president, secretary,
                Mandan, North Dakota director
                58554

Common Stock    Daniel Helbling      100,000 shares, director      18.52%            0.95%            1.81%             3.94%
                Preserve Blvd.
                Pequot Lakes,
                Minnesota 56472

Common Stock    All directors and    500,000 shares                92.59%            4.74%            9.03%             19.69%
                named executive
                officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Our Securities
-----------------------------

Description of Common Stock. We are authorized to issue 65,000,000 shares of $.001 par value common stock. As of January 24, 2002, there were 540,000 shares of our common stock issued and outstanding. Holders of shares of our common stock are entitled to receive dividends when and as declared by our Board of Directors from funds legally available therefore. All the shares of our common stock have equal voting rights and are nonassessable. Each share of our common stock is entitled to share ratably in any assets available for distribution to holders our equity securities upon liquidation of the Company.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.

Description of Preferred Stock. We are authorized to issue 10,000,000 shares of $.001 par value preferred stock. As of January 24, 2002, no shares of our preferred stock were issued or outstanding. As of that same date, we had not set the designations and preferences of any preferred stock. Our Board of Directors will set such designations and preferences when appropriate.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our capital stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Any payment of dividends will be at the sole and absolute discretion our Board of Directors and will depend upon earnings, financial condition, capital requirements, amount of indebtedness, contractual restrictions with respect to payment of dividends, and other factors. Any such dividends may be paid in cash, property or shares our capital stock. We have not paid any dividends since our formation, and it is not probable that any dividends on our common stock will be declared at any time in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, our operating and financial condition, our capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Interest of Named Experts and Counsel
-------------------------------------

No expert or our counsel was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or
     o the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that will enter into indemnification agreements with each of our executive officers wherein we will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization within Last Five Years
-----------------------------------

Transactions with Promoters. In October 2001, we issued 200,000 shares of our common stock to Tracy Bahmiller, our president, treasurer and one of our directors, in exchange for founders' services valued at $200; we issued 200,000 shares of our common stock to Valerie Setterlund, our vice president, secretary and one of our directors, in exchange for founders' services valued at $200; we issued 100,000 shares of our common stock to Daniel Helbling, one of our directors, in exchange founders' services valued at $100. We also issued 20,000 shares of our common stock to Kelly Kay Heid in exchange for founders' services valued at $20; we issued 20,000 shares of our common stock to Krislyn Vogel in exchange for founders' services valued at $20.

Description of Business
-----------------------

Our Background.  We were incorporated in Nevada on October 31, 2001.

Our Business. We intend to provide recreational golf products at competitive prices by means of our proposed website. We anticipate that our website will contain several features of interest to both casual and serious golfers, including, but not limited to,

     o    the ability to purchase golf-related accessories and equipment;
     o an interactive game management tool letting users track their performance and get personalized golf tips; and
     o a photo page, allowing site users to post pictures of their favorite golf courses.

If we are able to expand our operations, we intend to establish practice centers beginning in the Bismarck-Mandan region of North Dakota, providing new golfers with an introduction to the sport, the opportunity to try various golfing products and equipment, and complimentary golf instruction, tips on golf etiquette, and golf rules seminars.

Our Industry. We believe there are approximately 26 million golfers in the United States today, with approximately 5.4 million of those being avid golfers, those that play 25 or more rounds per year. In our estimation, the sport is popular with both men and women, and we believe that golf is gaining in popularity around the world. We also believe that golf is one of the few sports in which players spend more money as they get older. We estimate that the market for golf-related equipment and accessories is comprised of several segments:

     o    individual golfers; o businesses that sponsor golf leagues;
     o    tournaments sponsored by a variety of enterprises;
     o    high school and university golf teams; and
     o    amateur and pro associations.

We believe that combining the recreational golfing industry with the Internet offers a viable business opportunity, as we believe that the Internet has become a practical method for millions of Americans to access information and buy products. We believe that people are turning more and more to the Internet as the place to find what they need due to the Internet's convenience and because the Internet offers a relatively easy, inexpensive way to research and gather information on almost any topic.

Our Business Strategy. Our strategy will be to provide customers with quality merchandise, along with a pleasant sales experience at a reasonable price. We also intend to provide customers with useful golf tips. We intend to work with local chambers of commerce to establish a positive reputation in the communities we serve. However, we have not instituted discussions with any such organizations. Eventually we hope to advertise our name with major golf tournaments, including the PGA, LPGA, Senior PGA and National Amateur tours. We have not yet initiated any discussions with any of the major golf tournaments but intend to do so when, and if, we are able to raise additional working capital.

Our objective is to establish our presence as a source of golfing equipment and information, beginning with our proposed website and initial store locations in North Dakota and expanding the reach of our brand identity through the upper Midwest and beyond. We anticipate establishing a distribution center in the Bismarck-Mandan area of North Dakota. We will not establish a distribution center until we raise additional working capital. There is no guarantee that we will be able to raise sufficient capital to establish a distribution center. We plan to utilize our own staff and the resources of an Internet service provider to develop our planned services and features of our proposed website.

 To achieve our business objective, we intend to:

     o increase awareness of our proposed website as a leading provider of golfing information;
     o introduce new services and enhancements to our proposed website to keep up with the evolving needs of individual golfers as well as the needs of the businesses which may be potential advertisers on our proposed website; and
     o    invest in new technologies and services.

We intend to promote our products and services in the following markets:

     o Individuals, such as the occasional or weekend golfer, the vacationing golfer, or the committed golfer who likes to play two or more times per week;
     o    Schools, such as high schools and colleges;
     o Businesses that sponsor fundraising, industry and company golf tournaments;
     o Tournaments, including the professional golfers who participate in such tournaments, and pro-am golfers and tournaments.

We hope to accomplish these goals by exposing the golfing public and potential golfers to our brand name, and by creating the association of our brand name with the availability of quality golf merchandise with competitive prices and premium personalized service.

Growth Strategy. We hope to be a provider of online golfing equipment and game tips, beginning in the upper Midwest region. We believe our success and growth potential will depend on or ability to provide quality golf equipment, expert personalized game advice and competitive prices. We also plan to establish golf practice centers as we expand our operations. Our proposed golf centers will provide a place where new golfers can receive a fun introduction to the sport, try out various types of clubs and receive complimentary golf instruction as well as attend rules seminars.

After our website is operational, we plan to focus next on expanding the scope of our Internet presence. We hope to achieve such expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. We do not currently have adequate financial resources to conduct such registration. We also intend to expand the popularity of our website by improving the features of our proposed website. Specifically, we hope to continually expand our product offerings as well as the services we provide. We believe that we can increase the number of visitors to our proposed website by providing quality products and insightful, interesting information and services. We initially plan to operate our first planned practice center in the Bismarck-Mandan region of North Dakota. However, there is no guarantee that we be able to raise sufficient funds to establish our first planned practice center.

Our Intellectual Property. We do not presently own any patents, trademarks, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that

     o    these agreements will not be breached;
     o    we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Advertising and Marketing. We intend to promote our products and services with advertising, posters, direct mail, and special offer flyers to our customers. We plan to gain additional exposure to prospective clients by sponsoring golf tournaments. We intend to attempt to advertise our products and services in major golf publications and websites that are already known to golfing consumers. We hope to promote our website as a convenient way for golfers to research and purchase quality golfing equipment and accessories. We intend to use our website as our main channel of advertising and distribution. We intend to offer special prices and discounts to repeat customers.

Our Proposed Website. We anticipate that our website will be developed by a local web design firm. We intend to design a user-friendly website which will provide prospective customers with a complete listing of our available products, along with special pages dedicated to relevant topics of interest to golfers. We plan to design our website to offer interactive golf management tools for serious golfers, enabling them to track their daily performance. We also plan to offer a coaching page where visitors to the site can build a personal golf profile, and access information to help them improve their game and track their progress. With our photo page, we plan to enable golfers that visit our proposed site to post the photographs taken on the courses they have played. We anticipate that our proposed website will also feature links to other useful sites of interest to golfers. We expect that our website will be operational by the end of the third quarter of 2002.
Competition. The market for golfing accessories and equipment is highly competitive. In order to compete effectively in the golfing equipment industry, we believe that a company must provide a wide range of quality services and products at a reasonable cost. We seek to distinguish ourselves from our competitors by offering personalized tips and information to new and experienced golfers, along with a wide array of products and equipment. We anticipate we will compete with traditional "brick and mortar" providers of sports and golfing products, and, once our website is operational, we will compete with other Internet-based companies and businesses that have developed and are in the process of developing competing websites. We cannot guaranty that other websites or functionally similar services have not been developed or are not in development. Additionally, many of these Internet-based competitors have greater financial and other resources, and more experience in research and development, than we have. In providing our services, we will likely compete with national and international manufacturers and retailers of golfing equipment and services, many of whom operate websites similar to ours. Some of these competitors are Taylor Made Golf, Callaway Golf, Cobra Golf, Orlimar, Diamondhead Golf Club Mfg. Co., and Adams Golf. We will also compete with sporting goods retailers such as Big 5, Oshman's, and other specialized or discount golf stores as well as pro shops at local golf courses. We will also compete with other general merchandise and specialty retailers, in addition to Internet retailers, such as Yahoo! and worldwidesports.com.

Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, pay higher prices for the same opportunities or develop and support their own operations. Many of our competitors will have much greater name recognition as well as a loyal customer base. In order to capture a sufficient market share, we will need to offer prices and/or services not offered by our competitors. We also need to develop our own loyal customer base. In addition, many of these companies can offer services not provided by us. Our larger competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for health and fitness products and equipment. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives.

Government Regulation. Our operations are subject to federal, state and local laws and regulations concerning the operation of businesses in general. Our business is also subject to regulation by a variety of state and federal laws and regulations relating to, among other things, advertising, collection of state sales and use taxes and product safety. Our operations and business practices are subject to regulation at federal, state and local levels. The general rules and regulations of the Federal Trade Commission, and of state and local consumer protection agencies, apply to our advertising, sales and other trade practices. Any changes in any statutes, rules or regulations could cause us to change our operations and business practices and could increase the costs of regulatory compliance, either of which could increase our operating costs, and in turn, harm our financial condition and results of operations.

Employees. As of January 24, 2002, we had two part-time employees. At this time, we do not anticipate entering into employment contracts with any of our key personnel.

Facilities. Our executive, administrative and operating offices are located 609 Mustang Drive, Bismarck, North Dakota, 58503. We do not own our offices. Tracy Bahmiller, our president, secretary and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Ms. Bahmiller and we do not believe that Ms. Bahmiller expects to be paid or reimbursed for providing office facilities.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

For the period from October 31, 2001, our date of formation, through November 30, 2001.
-----------------------------------------------------------------------------

Liquidity and Capital Resources. We had cash of $2,357 as of November 30, 2001, which represented our total current assets. Based on our first month's expenses, we anticipate our burn rate will be approximately $550 per month. However, should we be successful in generating additional working capital, we plan to increase our expenses in furtherance of our business plan. We believe that our available cash is sufficient to pay our day-to-day expenditures at least through March 31, 2002, if we are not able to raise any funds in this offering. Our total assets as of November 30, 2001 were approximately $2,357.

Our total liabilities were approximately $2,500 as of November 30, 2001. The only liability we had at November 30, 2001, was a note payable to an unrelated party. The note payable represented a loan we incurred for operating capital. Other than the loan payments on the note, we do not have any material commitments for capital expenditures. The note is dated November 12, 2001 with an interest rate of 10%and a maturity date of November 12, 2003.

Results of Operations. Since our inception on October 31, 2001, we have not realized any revenues. We anticipate that we will not generate revenues until we begin product sales. For the period from October 31, 2001, our date of inception, to November 30, 2001, our total expenses were approximately $683. Those expenses were represented by operating expenses of $143 and $540 for consulting services. For the period from our inception on October 31, 2001 to November 30, 2001, we experienced a net loss of $683.

Our Plan of Operation for the Next Twelve Months. To effectuate our business plan during the next twelve months, we must raise funds from this offering and begin operations using our proposed website. We anticipate that we will use the funds raised in this offering for the development of our proposed website, for working capital and marketing activities. See the "Use of Proceeds" section on page 9 and 10 of this prospectus for further details on the anticipated use of proceeds from this offering. Our failure to raise needed funds, and subsequently market and promote our products, will harm our business and future financial performance.

We had cash of $2,357 as of November 30, 2001. In the opinion of management, available funds will satisfy our working capital requirements through at least March 31, 2002, if we are not successful in raising additional working capital from this offering. We may also need to raise funds through additional equity financings or loans. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to complete our proposed website, establish our proposed practice facility or effectively market products and services on our proposed website. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our day-to-day expenses. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 500,000 shares of our common stock which, depending on how many shares we are able to sell pursuant to this offering, represent a significant portion of our total issued and outstanding stock. We believe that our officers and directors will continue to pay our expenses as long as they maintain their substantial ownership of our common stock. However, none of our officers and directors have committed to pay our expenses nor are they obligated to pay our expenses. We have not contemplated any plan of liquidation in the event that we do not generate sufficient funds to finance our proposed business or in the event we fail to generate sufficient revenues to continue our proposed business.

We are not currently conducting any research and development activities, other than the development of our proposed website. In the event we are able to fund our proposed business activities, we will likely hire employees and enter into agreements with subcontractors for various services.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

         ================================== =========================
                     Property                   November 30, 2001
         ---------------------------------- -------------------------
                       Cash                         $2,357
         ================================== =========================

Our Facilities. Our executive, administrative and operating offices are located at 609 Mustang Drive, Bismarck, North Dakota, 58503. Tracy Bahmiller, our president, treasurer and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Ms. Bahmiller does not expect to be paid or reimbursed for providing office facilities. We do not own any real property.

Certain Relationships and Related Transactions
----------------------------------------------

Related party transactions. There have been no related party transactions, except for the following:

Tracy Bahmiller, our president, secretary and one of our directors, currently provides office space to us at no charge. We believe that Ms. Bahmiller does not expect to be paid or reimbursed for providing office facilities. We do not have a written lease or sublease agreement with Ms. Bahmiller. We believe that Ms. Bahmiller will continue to provide office space to us at no charge as long as she owns 200,000 shares of our common stock. However, Ms. Bahmiller is not obligated to continue to provide office space to us. We have not contemplated any future transactions with Ms. Bahmiller with respect to office space.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclose such transactions in prospectus' where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o    obtain disinterested directors consent; and
     o    obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When, and if, we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of January 24, 2002, there were five record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

From time to time our Board of Directors will determine whether our officers, directors, and management personnel will receive any compensation. We will reimburse our officers, directors, and management personnel for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the year ending December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers, which would result in additional compensation.

============================================ ======= ============= ============= ===================== =========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Tracy Bahmiller - president and treasurer    2002        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Valerie Setterlund - vice president and      2002        None          None              None                    None
secretary
============================================ ======= ============= ============= ===================== =========================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of January 24, 2002, our officers had not received any compensation for their services provided to us.

Employment Contracts. We do not anticipate entering into employment agreements with our key personnel.

Financial Statements
--------------------



                                GOLFERS GEAR INC.


                                November 30, 2001

















                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

CLYDE BAILEY P.C.
------------------------------------------------------------------------------
                                                   Certified Public Accountant
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                          (210) 699-1287(ofc.)
                                          (888) 699-1287  (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's

Board of Directors
Golfers Gear Inc.

                          INDEPENDENT AUDITOR'S REPORT

I have audited the accompanying balance sheet of Golfers Gear Inc. ("Company") as of November 30, 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows from (date of inception) October 31, 2001 to November 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2001 and the results of its operations and its cash flows for the period from (date of inception) October 31, 2001 to November 30, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. This is further explained in the notes to financial statements.



                                Clyde Bailey P.C.

San Antonio, Texas
December 12, 2001

                              Golfers Gear Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                             As of November 30, 2001

                                   A S S E T S
                                   -----------
    Current Assets
    --------------
        Cash                                                          $           2,357
                                                                      ------------------

               Total Current Assets                                                                    2,357


               Total Assets                                                                $           2,357
                                                                                           ==================

                              L I A B I L I T I E S
                              ---------------------
    Current Liabilities
    -------------------
        Note Payable                                                                  -
                                                                      ------------------

               Total Current Liabilities                                                                   -
                                                                                           ------------------

    Long-Term Liabilities
    ---------------------
        Note Payable                                                              2,500
                                                                      ------------------
               Total Liabilities                                                                       2,500

        Commitments and Contingencies                                                                      -

                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

    Preferred Stock                                                                                        -
         10,000,000 authorized shares par, value $.001
         no shares issued and outstanding
    Common Stock                                                                                         540
         65,000,000 authorized shares, par value $.001
         540,000 shares issued and outstanding

    Additional Paid-in-Capital                                                                             -
    Accumulated Deficit                                                                                 (683)
                                                                                           ------------------
               Total Stockholders' Equity (Deficit)                                                     (143)
                                                                                           ------------------
               Total Liabilities and Stockholders' Equity                                  $           2,357
                                                                                           ==================



          The accompanying notes are integral part of the consolidated financial statements.

                                Golfers Gear Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations


                                                              -----------------
                                                               From 10/31/01
                                                                 (Inception)
                                                               to November 30
                                                              -----------------
                                                                    2001
                                                              -----------------

Revenues:
---------
      Revenues                                                $              -

                                                              -----------------
           Total Revenues                                     $              -

Expenses:
---------
      Consulting Services                                                  540
      Operating Expenses                                                   143
                                                              -----------------
           Total Expenses                                                  683

           Net Income (Loss) from Operations                  $           (683)


Provision for Income Taxes:
---------------------------
      Income Tax Benefit                                                     -
                                                              -----------------
           Net Income (Loss)                                  $           (683)
                                                              =================

Basic and Diluted Loss Per Common Share                                  (0.00)
                                                              -----------------

Weighted Average number of Common Shares                               540,000
                                                              =================
      used in per share calculations





          The accompanying notes are integral part of the consolidated financial statements.

                                Golfers Gear Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity
                             As of November 30, 2001



                                                      $0.001         Paid-In       Accumulated    Stockholders'
                                      Shares         Par Value       Capital         Deficit         Equity
                                   --------------  --------------  -------------  --------------  -------------
   Balance, October 31, 2001(Inception)        -   $           -   $          -   $           -   $          -

    Stock Issuance for Services          540,000             540              -                            540

   Net Income  (Loss)                                                                      (683)          (683)
                                   --------------  --------------  -------------  --------------  -------------
   Balance, November 30, 2001            540,000             540              -            (683)          (143)
                                   ============================================================================





          The accompanying notes are integral part of the consolidated financial statements.

                                Golfers Gear Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows



                                                          ---------------------
                                                             From 10/31/01
                                                               (Inception)
                                                             to November 30
                                                          ---------------------
                                                                  2001
                                                          ---------------------


Cash Flows from Operating Activities:
-------------------------------------
      Net Income (Loss)                                   $               (683)
      Changes in operating assets and liabilities:
             Stock Issued for Founders Services                            540
                                                          ---------------------
             Total Adjustments                                             540
                                                          ---------------------
Net Cash (Used in) Provided From  Operating Activities    $               (143)


Cash Flows from Investing Activities:
-------------------------------------
      Capital Expenditures                                                   -
                                                          ---------------------
Net Cash Used in Investing Activities                     $                  -
                                                          ---------------------

Cash Flows from Financing Activities:
-------------------------------------
      Note Payable                                                       2,500
      Common Stock                                                           -
                                                          ---------------------
Net Cash Provided for Financing Activities                $              2,500
                                                          ---------------------

Net Increase (Decrease) in Cash                           $              2,357

Cash Balance,  Begin Period                                                  -
                                                          ---------------------
Cash Balance,  End Period                                 $              2,357
                                                          =====================

Supplemental Disclosures:
      Cash Paid for interest                              $                  -
      Cash Paid for income taxes                          $                  -
      Stock Issued for Services                                        540,000





          The accompanying notes are integral part of the consolidated financial statements.

                                Golfers Gear Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
------------

Golfers Gear Inc. ("the Company") was incorporated under the laws of the State of Nevada on October 31, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 75,000,000 authorized shares with a par value of $.001 per share and with 540,000 shares issued and outstanding as of November 30, 2001. The Company has designation 10,000,000 as preferred stock and 65,000,000 as common stock. Both classes of stock have a par value of $.001. The fiscal year end will be June 30.

Development Stage Enterprise
----------------------------

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax
------------------

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION PLANS
------------------------------

The Company accounts for all transactions under which employees, officers and directors receive shares of stock or options in the Company in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"), under which no compensation cost is recognized. The Company adopted

                                Golfers Gear Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Statements of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," for disclosure purposes, and has adopted the proforma disclosure requirements of SFAS 123. Accordingly, no compensation has been recognized in the results of operations for the employee, officers and directors stock plan other than for options issued at an exercise price below market price, to non- employees for consulting services or to debt providers that had stock or options attached.
Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Earnings per Common Share
-------------------------

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                                Golfers Gear Inc.
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Segments of an Enterprise and Related Information
-------------------------------------------------

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Goodwill and Other Intangible Assets
------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No, 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

Note 2  -  Common Stock
-----------------------

A total of 540,000 shares of common stock were issued at the organization of the Company. The Company issued 540,000 shares of common stock to individuals as founders and expensed as consulting fees for a total of $540. The common stock was valued at par value ($.001) because the Company has not commenced operations and the stock is not being traded.

                                Golfers Gear Inc.
                          Notes to Financial Statements


Note 3  -  Related Parties
--------------------------

The Company has significant related party transactions and/or relationships with the principle officer and shareholder, Tracy Bahmiller and Valerie Setterlund in the form of the initial stock issuance for services.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Income Taxes
---------------------

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non- current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

Note 5  -  Going Concern
------------------------

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Note 6 - Note Payable
---------------------

An unrelated individual has loaned the Company $2,500 as operating capital. The note is dated November 12, 2001 and calls for an interest rate of 10% and has a maturity date of November 12, 2003.

Note 7  -  Subsequent Events
----------------------------

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In October 2001, our Board of Directors appointed Clyde Bailey P.C., independent accountant, to audit our financials statements from October 31, 2001, our date of formation, through November 30, 2001.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from October 31, 2001, our date of formation, through November 30, 2001, appearing in this prospectus which is part of a Registration Statement have been audited by Clyde Bailey P.C. and are included in reliance upon such reports given upon the authority of Clyde Bailey P.C. as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or
     o the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately               $92.00
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately             $1,500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately             $5,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $2,500.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In October 2001, we issued 200,000 shares of our common stock to Tracy Bahmiller, our president, treasurer and one of our directors, in exchange for founders' services valued at $200; we issued 200,000 shares of our common stock to Valerie Setterlund, our vice president, secretary and one of our directors, in exchange for founders' services valued at $200; we issued 100,000 shares of our common stock to Daniel Helbling, one of our directors, in exchange for founders' services valued at $100. We also issued 20,000 shares of our common stock to Kelly Kay Heid in exchange for founders' services valued at $20 and 20,000 shares of our common stock to Krislyn Vogel in exchange for founders' services valued at $20. These founders' services included activities related to our incorporation and formulation of our business plan, including our marketing plans. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.                         Underwriting Agreement (not applicable)

3.1                        Articles of Incorporation
                           (Charter Document)

3.2                        Bylaws

5.                         Opinion Re: Legality

8.                         Opinion Re: Tax Matters (not applicable)

11.                        Statement Re: Computation of Per Share Earnings*

15.                        Letter on unaudited interim financial information
                           (not applicable)

23.1                       Consent of Auditors*

23.2                       Consent of Counsel**

*        Included in Financial Statements
**       Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)
                           (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Bismarck, State of North Dakota, on January 24, 2002.

Golfers Gear, Inc.,
a Nevada corporation


Tracy Bahmiller
president, treasurer, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Tracy Bahmiller                                  January 24, 2002
--------------------------------------------
Tracy Bahmiller
president, treasurer, director


/s/ Valerie Setterlund                               January 24, 2002
--------------------------------------------
Valerie Setterlund
vice president, secretary, director


/s/ Daniel Helbling                                  January 24, 2002
--------------------------------------------
Daniel Helbling
director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Tracy Bahmiller with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Golfers Gear, Inc.


/s/ Tracy Bahmiller                                   January 24, 2002
--------------------------------------------
Tracy Bahmiller
president, treasurer, director


/s/ Valerie Setterlund                               January 24, 2002
--------------------------------------------
Valerie Setterlund
vice president, secretary, director


/s/ Daniel Helbling                                  January 24, 2002
--------------------------------------------
Daniel Helbling
director